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                                                               EXHIBIT 8.1


EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V.
20F 2003
SIGNIFICANT SUBSIDIARIES


SUBSIDIARY                                      COUNTRY OF INCORPORATION

INGENIEROS CIVILES ASOCIADOS, S.A. DE           MEXICO
C.V.
ICA -FLUOR DANIEL, S. DE R.L. DE C.V.           MEXICO
RODIO CIMENTACIONES ESPECIALES, S.A.            SPAIN
ICA PANAMA, S.A.                                PANAMA
CONSTRUCTORAS ICA S,A, DE C.V.                  MEXICO
ICATECH CORPORATION                             USA
PROMOTORA E INVERSORA ADISA, S.A.               MEXICO
DE C.V.
CONTROLADORA DE EMPRESAS DE                     MEXICO
VIVIENDA S.A. DE C.V.
CONTROLADORA DE OPERACIONES DE                  MEXICO
INFRAESTRUCTURA S.A. DE C.V.
CONTROLADORA DE INFRAESTRUCTURA                 MEXICO
INTERNACIONAL, S.A. DE C.V.